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                                                                   Exhibit 10.10

                         AECOM TECHNOLOGY CORPORATION

                   Amended and Restated Performance Unit Plan

1.   Purpose
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     AECOM Technology Corporation (the "Corporation") has established this
     Performance Unit Plan (the "PUP") to further the long-term, profitable growth of the Corporation and its subsidiaries (collectively, the "Company") by offering a long-term incentive in addition to current compensation to key employees of the Company who will be largely responsible for such growth to the benefit of the Company's shareholders. It is expected that this PUP will encourage such employees to remain with the Company and will also encourage qualified persons to seek and accept employment with the Company.

2.   Stock Subject to this PUP
     -------------------------

     Any shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Corporation used for purposes of this PUP may be in whole or in part, as the Board of Directors of the Corporation ("Board of Directors") may from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock reacquired by the Corporation.

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3.   Administration
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     This PUP shall be administered by a committee (the "Committee") appointed by the Board of Directors to administer the PUP, and any successor committee of the Board of Directors with similar functions, and shall consist of two or more members (or such greater number as may be required under applicable law) each of whom shall, to the extent required by applicable law, be "disinterested" within the meaning of applicable regulatory requirements (including those promulgated under Section 16 of the Securities Exchange Act of 1934 which Act is hereinafter referred to as the "Act"). The Board of Directors may at any time take action under the PUP in place of the Committee, provided that a majority of the members of the Board of Directors shall, to the extent required by applicable law, be "disinterested" (within the meaning set forth above) when taking such action.

     Action of the committee with respect to the administration of this PUP shall be taken pursuant to a majority vote or the written consent of all of its members. In the event action by the Committee is taken by written consent of all of its members, the action by the Committee shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company.

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     Subject to the express provisions of this PUP, the Committee shall have the authority to construe and interpret this PUP and any agreements defining the rights and obligations of the Company and each individual who receives awards under the PUP (a "Participant"), to further define the terms used in this PUP, to prescribe, amend and rescind rules and regulations relating to the administration of this PUP, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of this PUP and to make all other determinations necessary or advisable for the administration of this PUP. The determinations of the Committee on the foregoing matters shall be conclusive.

     Any action taken by, or inaction of, the Corporation, any subsidiary, the board of Directors or the Committee relating to this PUP shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board of Directors or Committee, or officer of the Corporation or Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself.
     Subject only to compliance with the express provisions hereof, the Board of Directors and the Committee may act in their absolute discretion in matters related to this PUP.

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4.   Eligibility
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     Officers and key employees of the Company shall be eligible to become
     Participants by receiving an award of performance units under the PUP. A Participant may receive one or more awards of performance units as the Committee shall from time to time determine, and such determination may be different as to different Participants and may vary as to different awards. A director of the Company who is not also an officer or key employee of the Company shall not be eligible to receive an award. Nothing contained in this PUP shall be construed to limit the right of the Company to grant performance units or other forms of incentive compensation otherwise than under this PUP.

     Nothing contained in this PUP (or in any documents related to this PUP or to awards) shall confer upon any Participant under the PUP any right to continue in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person's compensation or to terminate the employment of such Participant, with or without cause, but nothing contained in this PUP or any document related thereto shall affect any other contractual right of any Participant.

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5.   Award of Performance Units
     --------------------------

     a. Performance units awarded to a Participant shall be contingent upon future performance of the Company and/or of the Participant's division or company. The Committee shall establish the performance measures applicable to such performance and the time period over which such performance shall be measured. Such measures may include, but shall not be limited to, earnings before interest expense, taxes, and ESOP contributions; return on equity; cash flow; or return on investment.

          The performance measures determined by the Committee shall be established not later than ninety (90) days after the beginning of each performance period but may be subject to such later revisions as the Committee shall deem appropriate.

     b. In determining the number of performance units to be awarded, the Committee may take into account a Participant's responsibility level, performance, potential, cash compensation level, incentive compensation awards and such other considerations as it deems appropriate. Each award shall be established in dollars and the number of performance units therein shall be based on the Employee's base salary on the date of the award. The original amount of any award shall not exceed

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          200% of the Participant's base salary; the amount paid out upon meeting the performance measures shall not exceed the original amount of such award; and notwithstanding any other provisions of the PUP to the contrary, the total amount of actual payments under the PUP for each award period shall not exceed 4% of the Corporation's stockholders' equity at the end of the fiscal year coinciding with the last day of the award period. The actual payment to each Participant receiving an award for a performance period shall be reduced on a pro rata basis if necessary to comply with the foregoing limitation on total payments. An award of performance units may be reduced by the Committee if required to avoid the occurrence of an event of default under the Credit Agreement among AECOM Technology Corporation, Bank of America N.T. & S.A. and the other Banks listed therein, and dated March 2, 1994 (an event of default under such Agreement being hereinafter referred to as an "Event of Default"). An award which has been reduced pursuant to the preceding sentence may be reinstated at any time during the applicable performance period.

     c. An award of performance units to a Participant shall terminate for all purposes if he does not remain continuously in the employ of AECOM Technology Corporation at all times during his performance period, except in the case of death or retirement under an AECOM Technology Corporation pension plan (including early

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          retirement at the request of AECOM Technology Corporation), except as may otherwise be determined by the Committee under particular circumstances. A Participant (or his estate) whose employment was terminated because of death or retirement as aforesaid shall be entitled to receive a pro rata portion of the payment of his award based upon the portion of the performance period during which he was so employed, all as the Committee shall determine in each case.

     d. Payment with respect to performance units will be made to Participants on a date or dates fixed by the Committee but commencing not earlier than four years after the start of the performance period established when such units were awarded. Payment shall be made in two equal annual installments and may be made wholly in cash, wholly in shares of Common Stock or partly in cash and partly in such shares, all at the discretion of the Committee. Cash payment of an award of performance units will not be made if notice of Default has been received or an Event of Default has occurred; payment in shares of Common Stock may, but need not, be made in such event. If the notice or Event of Default appears likely to be cured or waived in the near term, the AECOM Board of Directors may defer payment until the notice or Event of Default has been cured or waived.

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          If payment of an award of performance units is to be made in cash or partly in cash, the amount of cash to be paid to a Participant on any payment date shall be the original dollar amount (or the part thereof determined by the Committee to be paid in cash) of such award, adjusted with respect to the meeting of the performance measures for such award. If payment of an award of performance units is to be made in shares of Common Stock or partly in such shares, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing the original dollar amount (or the part thereof determined by the Committee to be delivered in shares) of such award, adjusted with respect to the meeting of the performance measures for such award, by the fair market value of one share of Common Stock as determined for purposes of the Company's Stock Investment Plan, as of the valuation date coinciding with the last day of the performance period.

     e. This PUP, the granting of awards under this PUP and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable Federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.

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          Without limiting the generality of the foregoing, no awards may be granted under this PUP, and no shares shall be issued by the Corporation, nor cash payments made by the Corporation, pursuant to or in connection with any such award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Corporation, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements and the Corporation's Restated Certificate of Incorporation.

     f. The Company shall have the right to deduct from any payment hereunder any amounts that Federal, state, local or foreign tax laws required to be withheld with respect to such payment but, in the alternative, the Participant may prior to the payment of any award, pay such amounts to the Company in cash or in shares of Common Stock (which shall be valued at their fair market value on the date of payment). There is no obligation under this PUP that any Participant be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where it determines that a tax is required to be withheld

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          in connection with the issuance or transfer of shares of Common Stock under this PUP, the Company may, pursuant to such rules as the Committee may establish, reduce the number of such shares so issued or transferred by such number of shares as the Company may deem appropriate in its sole discretion to accomplish such withholding. Notwithstanding any other provision of this PUP, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Securities and Exchange Commission.

     g. For purposes of this paragraph g, the term "Event" shall mean any of the following events:

          i) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

          ii) Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Corporation (excluding from the term "former stockholders" a stockholder who is, or as a result of the

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               transaction in question becomes, an "affiliate",  as that term is used in the Act and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or

          iii) Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary.

          Upon the occurrence of an Event, the performance period shall be deemed terminated and the determination as to whether the performance targets have been achieved shall be made as of the end of the fiscal quarter immediately preceding the date of the Event. In the event that the performance targets have been achieved, the Participant shall be entitled to a prorated portion of the performance units, which shall be determined by multiplying the number of performance units awarded by a fraction, the numerator of which is the number of days of the performance period which have elapsed prior to the date of the Event, and the denominator of which is the number of days in the total performance period. Full payment of the prorated number of performance units shall be made, in cash, not later than 30 days after the date of the Event.

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     For purposes of this paragraph g, the term "Subsidiary" shall mean any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

6.   General Provisions
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     a.   Amounts payable pursuant to an award under the PUP shall be paid only to the Participant or the Participant's legal representative or, in the event of the Participant's death, to the Participant's beneficiary or estate. Other than by will or the laws of descent and distribution, no benefit payable under, or interest in, this PUP shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contract, liabilities, engagements or torts of any Participant. The Committee shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentence and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this PUP.

     b. No Participant or other person shall have any right, title or interest in any fund or in any specific asset

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          (including shares of Common Stock) of the Company by reason of any award granted hereunder. There shall be no funding of any benefits which may become payable hereunder. Neither the provisions of this PUP (or of any documents related hereto), nor the creation or adoption of this PUP, nor any action taken pursuant to the provisions of this PUP shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant or other person. To the extent that a Participant or other person acquires a right to receive any benefit hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company. Amounts payable under this PUP shall be paid from the general assets of the Corporation, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in this PUP shall be deemed to give any Participant any right to participate in this PUP except in accordance herewith.

     c. This PUP and the documents evidencing awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this PUP shall continue to be fully effective.

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     d.   Notwithstanding anything contained herein to the contrary, any payment provided for herein in the form of Common Stock may, at the Committee's sole and absolute discretion, be paid in the form of credits to the Participant's Supplemental Salary Deferral Account under the Corporation's Stock Purchase Plan, in the form of Common Stock Uuits and, in such event, the term "Common Stock" as used throughout this PUP shall mean and include Common Stock Units.

7.   Term of PUP, Amendment and Termination
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     Unless previously terminated by the Board of Directors or the Committee, this PUP shall terminate at the close of business on the tenth anniversary of the adoption of the PUP, and no awards shall be granted under the PUP thereafter, but such termination shall not affect any award theretofore granted.

     The Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend this PUP (or any part thereof). In addition, the Committee may, from time to time, amend or modify any provision of this PUP. The Committee, with the consent of the Participant, may make such modifications of the terms and conditions of a Participant's award under the PUP as it shall deem advisable. No awards may be granted under the PUP during any suspension of the PUP or after its termination. The amendment, suspension or

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     termination of this PUP shall not, without the consent of the Participant, alter or impair any rights or obligations pertaining to any awards granted under this PUP prior to such amendment, suspension or termination.

IN WITNESS WHEREOF, the Corporation has caused this Performance Unit Plan to be executed as of the 2nd day of December, 1994.

                              AECOM TECHNOLOGY CORPORATION

                              By: /s/ Richard G. Newman
                                 ------------------------------------

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                                                                       EXHIBIT B
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                                POLICY MEMORANDUM
                            Fiscal 1995 - Fiscal 1998
                            -------------------------


          The AECOM Technology Corporation Performance Unit Plan (the "PUP") provides that selected employees of AECOM Technology Corporation and its subsidiaries (the "Company") will be awarded performance units which are earned if certain performance objectives are met over the performance period, which in this case shall consist of fiscal 1995 through fiscal 1998 (the "Performance Period"). Moreover, any Performance Period awards actually earned by the participants as a group are subject to an aggregate payment limitation as provided in the PUP.

          The actual value of each Performance Unit under this grant shall be determined as of the end of the Performance Period by the Committee of the Board that administers the PUP, taking into account the performance objectives set forth in Exhibit I hereto. In the event any unusual or extraordinary events occur or changes are made in AECOM's operations during the Performance Period, the Committee has plenary authority to adjust these performance measurements, either individually, or by groups of participants similarly situated, and may elect in its sole discretion to do so without consultation or prior notice. Payments under this grant shall be subject to deferral or reduction in accordance with the provisions of the PUP. These provisions limit overall payments under the PUP and restrict payment if a Notice of Default has been received or an Event of Default has occurred.

          You will receive payment of the total value, as of the end of the Performance Period, of the Performance Units awarded under this grant in two equal annual installments in each of the two calendar years immediately following the end of the Performance Period. Payment with respect to performance units may be made wholly in cash, wholly in shares of Common Stock, or partly in cash and partly in such shares, all at the discretion of the Committee. The future value of your performance award is dependent upon the performance of the Company.

          Under present Federal tax laws and regulations, payment of any award earned under the PUP will be subject to taxation as ordinary income in the year in which paid.

          Participation in the PUP does not assure your continued employment with the Company. Your participation in the PUP confers no rights other than the right to receive payment of the value of your Performance Units if the performance objectives are met and if you remain an employee of the Company throughout the Performance Period.

          Unless the Committee otherwise determines, you will be entitled to receive your earned performance award only if you are

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an employee of the Company throughout the Performance Period and the ensuing two-year payout period. In the event of your death or normal retirement, pursuant to the terms of a retirement plan maintained by the Company or a subsidiary of the Company, or such other circumstances as may be specified by the Committee, you will be entitled to a pro rata portion of the payment of any award earned based upon the portion of the Performance Period during which you were a full-time employee. In the event that your employment is terminated by the Company after the end of the Performance Period, you will be entitled to payment of your performance award. Your participation is also contingent upon your continuing in your present position throughout the Performance Period. In the event that your position changes prior to the end of the Performance Period, an equitable apportionment will be made.

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